                                                                   EXECUTED COPY

March 31, 2005

Mr. Jeffrey M. Stafeil
Executive Vice President
and Chief Financial Officer
Metaldyne Corporation
47603 Halyard Drive
Plymouth, Michigan 48170-2429

Re:  Commitment Letter

Gentlemen:

You have advised General Electric Capital Corporation ("GE Capital" or "Agent";
the terms "GE Capital" and "Agent" shall include any affiliate of GE Capital designated by it to provide all or any portion of the facility described herein)
that Metaldyne Corporation (the "Company") is seeking (a) a seventh amendment
(the "Seventh Amendment") of its existing accounts receivable securitization facility (the "Existing Facility"), (b) an extension of the Existing Facility and an increase of the maximum financing available under the Existing Facility to $175 million (the "Extension") and (c) a replacement accounts receivable securitization facility providing financing with availability in an amount up to
$225 million (the "New Facility", together with the Seventh Amendment and the
Extension, the "Facilities"), the proceeds of which New Facility would be used to refinance the Existing Facility and to provide for ongoing accounts receivable financing and to pay fees and expenses associated with the New
Facility (the transactions contemplated by the New Facility, the "Transaction").

Based on our understanding of the transactions as described above, the information provided to date and subject to the terms and conditions herein, GE
Capital is pleased to offer its commitments to (a) take an assignment of the
Existing Facility and agree to the Seventh Amendment, (b) grant the Extension and (c) provide the New Facility described in this commitment letter (the
"Commitment Letter").

As part of your review of this Commitment Letter, you should be aware that it is critical that both the Company and its external counsel conclude that the terms of the Transaction described below, which include, among other things, the
Originators' (as defined below) sale, transfer and assignment of receivables and related security, the Originators' grant of a security interest with respect to such receivables and related security, the incurrence of additional obligations by the Originators and their affiliates, and the purchase of an undivided percentage ownership interest in accounts receivable by GE Capital from a special purpose subsidiary of the Company, do not conflict with any existing loan agreement, security agreement, bond indenture or any supplement thereto or any other material agreement to which the Company or any of its affiliates is a party. In addition, and without limitation, we wish to note that (i) a customary opinion of your external counsel to the effect that the terms of the Transaction do not conflict with material loan agreements, security agreements, bond indentures or any supplements thereto, in each case, to which the Originators or any of their affiliates party to the Transaction is a party (which agreements may be specified in an opinion from internal counsel to the Company) and (ii)
such

other opinions standard for a securitization of this type, in each case in form and substance acceptable to GE Capital and its counsel, shall be required in order to close the Transaction.

                            SUMMARY OF PROPOSED TERMS

            --------------------------------------------------------

                    I. SEVENTH AMENDMENT TO EXISTING FACILITY

MATURITY OF SEVENTH
AMENDMENT:                          January 1, 2007.

PURCHASE OF EXISTING
COMMITMENTS AND NET
INVESTMENTS:                        Pursuant to Transfer Supplements with the
                                    existing Committed and Conduit Purchaser, GE
                                    Capital will purchase and assume all
                                    Commitments and all outstanding Net
                                    Investments under the Receivables Transfer
                                    Agreement, dated as of November 28, 2000, as
                                    heretofore amended (the "Existing RTA"; all
                                    capitalized terms used in Parts I and II of
                                    this Commitment Letter shall have the
                                    meanings assigned to such terms in the
                                    Existing RTA if not otherwise defined
                                    herein). Such purchase shall be made at par
                                    value. The Transfer Supplements will also be
                                    signed and consented to by the Company,
                                    MTSPC, Inc. ("MTSPC") and JPMorgan Chase
                                    Bank, as existing Administrative Agent.

TRANSFER OF
ADMINISTRATIVE AGENCY:              Pursuant to a Seventh Amendment to the
                                    Existing RTA, the existing Administrative
                                    Agent will resign and GE Capital will
                                    appoint itself as the replacement
                                    Administrative Agent. GE Capital will review
                                    the agency provisions of the Existing RTA
                                    and consider whether any amendments thereto
                                    are necessary to conform to GE Capital
                                    institutional requirements; however, no
                                    substantive impact on MTSPC is expected. The
                                    Company, as limited guarantor, will
                                    acknowledge and agree to succession of GE
                                    Capital as Administrative Agent.

ADDITIONAL AMENDMENTS
TO RECEIVABLES TRANSFER

AGREEMENT:                          As part of the Seventh Amendment, the
                                    Existing Facility shall be further amended
                                    in accordance with the terms and conditions
                                    of the copy of the March 22, 2005 draft of
                                    Amendment No. 7 to the Existing Facility
                                    attached as Exhibit A hereto (with the
                                    exception of the revised maturity date)
                                    (collectively, the "Additional Amendments");
                                    provided that the Additional Amendments
                                    shall cease to be effective on the 60th day
                                    after the effective date of the Seventh
                                    Amendment unless on or before such date the
                                    Agent has entered into an intercreditor
                                    agreement (in form and substance
                                    satisfactory to Agent) with JPMorgan Chase
                                    Bank, as administrative agent under the
                                    Company's senior credit agreement (the
                                    "Lender Agent").

AMENDMENT TO
RECEIVABLES
PURCHASE AGREEMENT:                 Any direct references to JPMorgan Chase Bank
                                    in the Receivables Purchase Agreement will
                                    be replaced with references to GE Capital.

AMENDMENT TO LOCKBOX
AGREEMENTS, CURRENCY
HEDGING ARRANGEMENTS,
CREDIT DEFAULT SWAPS
AND UCC FINANCING
STATEMENTS:                         Existing lockbox providers will execute
                                    consents to assignments of the Lockbox
                                    Agreements to GE Capital as the replacement
                                    Administrative Agent; existing currency
                                    hedge providers and credit default swap
                                    issuers will execute consents to assignments
                                    of any currency hedge agreements and credit
                                    default swaps to GE Capital as the
                                    replacement Administrative Agent; and the
                                    UCC-1 Financing Statements filed by the
                                    existing Administrative Agent against the
                                    Originators and MTSPC will need to be
                                    amended to reflect their

                                    assignment to GE Capital as replacement
                                    Administrative Agent.

LIEN SEARCHES:                      Lien searches to be performed and results to
                                    confirm no existence of adverse claims on
                                    the transferred Receivables and the
                                    collateral granted pursuant to Section 10.10
                                    of the RTA.

CERTIFIED
DOCUMENTATION:                      MTSPC will certify and provide GE Capital
                                    with copies of all existing documentation of
                                    the Existing Facility so that GE Capital can
                                    confirm whether any other matters necessary
                                    to facilitate the Seventh Amendment or the
                                    Extension are necessary.

SEVENTH AMENDMENT
CLOSING FEE
AND ADMINISTRATIVE FEE:             Set forth in the Fee Letter of even date
                                    between GE Capital and the Company (the "Fee
                                    Letter").

CLOSING:                            Closing of the Seventh Amendment is
                                    conditioned upon satisfaction of each of the
                                    following: (a) no Termination Event or
                                    Potential Termination Event shall have
                                    occurred and be continuing, (b) the
                                    above-stated fees shall have been paid, (c)
                                    the above-described matters shall have been
                                    completed, (d) GE Capital has received
                                    reliance letters in form and substance
                                    reasonably satisfactory to GE Capital
                                    permitting GE Capital to rely on the legal
                                    opinions originally delivered in connection
                                    with the closing of the Existing Facility by
                                    (i) Cahill Gordon & Reindel LLP and (ii)
                                    other external counsel to any Originators
                                    that are parties to the Existing Facility on
                                    the date of the Extension, except in the
                                    case of (ii) to the extent that any such
                                    original opinion contains reliance language
                                    that is reasonably satisfactory to the Agent
                                    and its counsel, (e) the representations and
                                    warranties set forth in Section 3.01 of the
                                    Existing RTA shall be true and correct as of
                                    the closing date of the Seventh Amendment,
                                    and (f) Agent shall received satisfactory
                                    cash dominion and lock-box arrangements,
                                    including without limitation deposit account
                                    control agreements satisfactory to Agent
                                    (but until the New Facility is effective and
                                    provided that no Termination Event or
                                    Potential Termination Event is then in
                                    existence, Agent shall return to MTSPC on
                                    each business day the cash swept to Agent
                                    that day as a result of such cash dominion).
                                    The closing of the Seventh Amendment shall
                                    also be subject to the execution and
                                    delivery of final legal documentation with
                                    respect to the Seventh Amendment acceptable
                                    to GE

                                    Capital and its counsel consistent with the
                                    terms set forth in this Commitment Letter.

ASSIGNMENTS:                        GE Capital intends to assign and syndicate a
                                    portion of the Commitments with respect to
                                    the Existing Facility as amended through the
                                    Seventh Amendment pursuant to the terms and
                                    conditions described in the Fee Letter.

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                       II. EXTENSION OF EXISTING FACILITY

MATURITY OF EXTENSION:              January 1, 2007.

MAXIMUM COMMITMENT:                 One hundred seventy-five million dollars
                                    ($175,000,000).

REVISED PRICING:                    LIBOR Reference Rate plus (a) 1.75% plus (b)
                                    on and after the 90th day after the closing
                                    of the Extension, 0.25%, plus (c) on and
                                    after the 180th day following the closing of
                                    the Extension, an additional 0.25%. The
                                    LIBOR Reference Rate shall be established as
                                    the 30-day LIBOR Rate applicable on the
                                    first business day of each calendar month
                                    (determined by reference to the Telerate
                                    Service).

AMENDMENTS TO
RECEIVABLES TRANSFER
AGREEMENT:                          The Existing RTA as amended through the
                                    Seventh Amendment will be further amended to
                                    (a) modify the advance rates applicable to
                                    the Receivables based on the criteria set
                                    forth below in "Section III - New Facility,"
                                    except that 75% will be the maximum
                                    percentage in the Dynamic Advance Rate (as
                                    defined below), (b) incorporate new
                                    eligibility criteria based on the criteria
                                    set forth below in "Section III - New
                                    Facility", (c) add a representation and
                                    warranty to Section 3.01 of the Existing RTA
                                    regarding the absence of a material adverse
                                    effect on MTSPC since its creation, (d)
                                    apply the concentration limits set forth in
                                    Exhibit B hereto, (e) incorporate the new
                                    portfolio reporting requirements set forth
                                    below in "Section III - New Facility" and
                                    (f) reflect other modifications acceptable
                                    to the Agent.

CLOSING:                            Closing of the Extension is conditioned upon
                                    satisfaction of each of the following: (a)
                                    Agent shall have entered into the aforesaid
                                    intercreditor agreement with the Lender
                                    Agent, (b) no Termination Event or Potential
                                    Termination Event shall have occurred and be
                                    continuing, and (c) the representations and
                                    warranties set forth in Section 3.01 of the
                                    Existing RTA shall be true and correct as of
                                    the closing date of the Extension, The
                                    closing of the Extension shall also be
                                    subject to the execution and delivery of
                                    final legal documentation acceptable to GE
                                    Capital and its counsel consistent with the
                                    terms set forth in this Commitment Letter.

ASSIGNMENTS:                        GE Capital intends to assign and syndicate a
                                    portion of the Commitments with respect to
                                    the Extension pursuant to the terms and
                                    conditions described in the Fee Letter.

            --------------------------------------------------------

                                III. NEW FACILITY

TRANSACTION OVERVIEW:               Trade receivables securitization facility
                                    pursuant to which the Purchasers will
                                    acquire an undivided percentage ownership
                                    interest ("Purchaser Interest") in
                                    Receivables owned or generated by the
                                    Originators and transferred to the Seller.
                                    Following the initial purchase, the Seller
                                    would automatically acquire a 100% interest
                                    in all newly generated Receivables of the
                                    Originators. Purchases of the Purchaser
                                    Interest shall be made by cash payments to
                                    the Seller.

TRANSACTION PARTIES:

ORIGINATORS:                        The "Originators" (as defined in the
                                    Existing Facility) and other subsidiaries of
                                    the Company approved by Agent (as defined
                                    below) following satisfactory completion of
                                    all business and legal due diligence with
                                    respect thereto and receipt of satisfactory
                                    results of an audit with respect to such
                                    other subsidiary and completion of the same
                                    conditions precedent as required for the
                                    addition of a "Seller" under and as defined
                                    in the Existing Facility (individually, an
                                    "Originator" and collectively, the
                                    "Originators").

SELLER:                             MTSPC or a newly-formed, special purpose
                                    bankruptcy-remote limited liability company
                                    that is wholly-owned by the Originators and
                                    a special purpose corporation that is a
                                    bankruptcy-remote subsidiary of any
                                    Originator ("SPE Member"), which Seller will
                                    acquire Receivables from each Originator via
                                    true sale pursuant to a Receivables Sale and
                                    Contribution Agreement (the "Sales
                                    Agreement").

PURCHASERS:                         GE Capital and other acceptable
                                    co-purchasers to be determined pursuant to
                                    syndication of the New Facility, and, so
                                    long as a Termination Event has not occurred
                                    nor is continuing, subject to the consent of
                                    Seller (not to be unreasonably withheld or
                                    delayed).

SERVICER:                           Company, as "Master Servicer", through its
                                    operating subsidiaries and affiliates as
                                    Sub-Servicers (collectively, the
                                    "Servicers") will continue to perform all
                                    servicing and administration of the
                                    receivables portfolio in accordance with its
                                    normal practices, adhering to the Company's
                                    established credit and collection policies.
                                    The Servicers will also perform all
                                    collection duties relating to the
                                    Receivables. Pursuant to certain

                                    conditions under a Servicer Termination
                                    Event, the Agent will reserve the right to
                                    replace any Servicer in any or all of these
                                    roles.

ADMINISTRATIVE
AGENT ("AGENT"):                    General Electric Capital Corporation or one
                                    of its affiliates.

LEAD ARRANGER/ LEAD BOOKRUNNER:     GECC Capital Markets Group, Inc. ("GECMG"),
                                    and GECMG will collaborate with the Company
                                    regarding designation of other arrangers and
                                    bookrunners, if any.

TRANSACTION PARAMETERS:

TERM:                               The New Facility shall expire on the
                                    earliest to occur of:

                                    a)    Sixty (60) months after the closing of
                                          the Transaction (the "Closing Date");

                                    b)    Sixty-Three (63) months after the
                                          closing of the Seventh Amendment; and

                                    c)    The occurrence of a Termination Event.

MAXIMUM COMMITMENT:                 Two hundred twenty-five million dollars
                                    ($225,000,000).

RECEIVABLES:                        Indebtedness of any person ("Obligor")
                                    arising from the sale of goods or provision
                                    of services under contract by the Company or
                                    any other Originator and any security or
                                    supporting obligations related thereto.

CAPITAL:                            The sum of cash paid to the Seller by the
                                    Purchasers for the ownership interest in the
                                    Receivables, as reduced from time to time by
                                    Receivables collections.

                                    The maximum amount of Capital available to
                                    be paid to the Seller at any time shall
                                    equal the lesser of (a) the Maximum
                                    Commitment, and (b) an amount equal to the
                                    positive difference, if any, of: (i) the
                                    product of (1) the Dynamic Advance Rate
                                    multiplied by (2) the Net Receivables
                                    Balance, minus (ii) an amount equal to the
                                    Availability Block (as defined below), minus
                                    (iii) if the "Credit Memo Lag" (as defined
                                    in a manner acceptable to the parties) is
                                    greater than a number of days to be
                                    determined, a reserve amount calculated by a
                                    formula to be determined, minus (iv) the
                                    lesser of (X) such other reserves as the
                                    Agent (using its reasonable credit judgment
                                    and based on information regarding the
                                    Company, the Originators, the Seller, the
                                    Obligors or the Receivables, whether as a
                                    result of an audit or

                                    otherwise) may from time to time specify to
                                    the Seller and the Company, which reserves
                                    shall be determined as a percentage of the
                                    Net Receivables Balance (and which reserves
                                    shall include, without limitation, reserves
                                    with respect to servicing fees and discount
                                    that would be instituted upon the occurrence
                                    and during the continuance of any
                                    Termination Event or incipient Termination
                                    Event) and (Y) so long as no Termination
                                    Event or prospective Termination Event shall
                                    have occurred and be continuing, 5.0% of the
                                    Net Receivables Balance. The "Availability
                                    Block" shall equal $5 million less an
                                    amount, if any, by which clause (i) minus
                                    clauses (iii) and (iv) exceeds the Maximum
                                    Commitment.

TRANSFER PRICE OF RECEIVABLES:      Receivables will be sold by the Originators
                                    under the Sales Agreement in true sales to
                                    the Seller at a price to be determined by
                                    the Originators and the Seller.

NET RECEIVABLES BALANCE:            The difference of the aggregate outstanding
                                    of all Eligible Receivables minus (a)
                                    amounts in excess of the Concentration
                                    Limits, and minus (b) unapplied cash and
                                    credits.

DYNAMIC ADVANCE RATE:               At any time, the lesser of (i) 85% and (ii)
                                    a percentage equal to 100% minus the sum of
                                    (A) 2 times the Monthly Dilution Ratio as of
                                    such date plus (B) 5%.

DILUTION FACTORS:                   The portion of any Receivable which (a) was
                                    reduced or canceled as a result of (i) any
                                    defective, rejected or returned merchandise
                                    or services, or any failure by any
                                    Originator to deliver any merchandise or
                                    services or otherwise perform under the
                                    underlying contract or invoice, (ii) any
                                    change in or cancellation of any of the
                                    terms of such contract or invoice or any
                                    cash discount, rebate, retroactive price
                                    adjustment or any other adjustment by the
                                    Originators which reduces the amount payable
                                    by the Obligor on the related Receivable,
                                    (iii) any written-off amounts or (iv) any
                                    setoff in respect of any claim by the
                                    Obligor thereof (whether such claim arises
                                    out of the same or a related transaction or
                                    an unrelated transaction) or (b) is subject
                                    to any specific dispute, offset,
                                    counterclaim or defense whatsoever.

MONTHLY DILUTION RATIO:             As of the date of any determination, the
                                    quotient of: (a) the aggregate Dilution
                                    Factors for all Receivables during the month
                                    most recently ended divided by (b) the
                                    aggregate billed amount of all Receivables
                                    originated during the month that is two
                                    months prior to the most recently ended
                                    month.

CONCENTRATION LIMIT:                See Exhibit B attached hereto.

ELIGIBLE RECEIVABLES:               To be included in Eligible Receivables, each
                                    Receivable and its related Obligor must meet
                                    certain eligibility criteria including, but
                                    not limited to, those listed below.

                                    a)    Receivables must be generated solely
                                          by one of the Originators in the
                                          ordinary course of business;

                                    b)    Receivables must be owned by Seller
                                          and transferred to the Purchasers free
                                          of claims, security interests or other
                                          encumbrances and not subject to
                                          recission, counterclaims, defenses or
                                          offset;

                                    c)    Receivables must satisfy all
                                          applicable requirements of the
                                          Originators' credit and collection
                                          policies which must be acceptable to
                                          the Agent;

                                    d)    A Receivable that is (i) unpaid for
                                          more than 120 days past its invoice
                                          date, or (ii) the Obligor of which is
                                          in a bankruptcy or similar proceeding,
                                          or (iii) which consistent with the
                                          Originators' Credit and Collection
                                          Policy has been or should be written
                                          off as uncollectible (each of the
                                          foregoing, a "Defaulted Receivable")
                                          will be ineligible;

                                    e)    Receivables owed by Obligors with more
                                          than 25% of its Receivables classified
                                          as Defaulted Receivables at any time
                                          will be ineligible;

                                    f)    No obligor may be a government entity,
                                          unless it is the U.S. Government and
                                          the Receivables have been assigned in
                                          accordance with the Federal Assignment
                                          of Claims Act and otherwise acceptable
                                          to the Agent;

                                    g)    Receivables must be payable in U.S.
                                          dollars and due from Obligors
                                          domiciled in the U.S., except that (i)
                                          Receivables owing by Obligors
                                          domiciled in Canada will be considered
                                          eligible to the extent that such
                                          Receivables do not exceed in the
                                          aggregate 20% of the Net Receivables
                                          Balance and (ii) Receivables payable
                                          in Canadian dollars will be considered
                                          eligible to the extent that the
                                          Transferor has entered into currency
                                          hedge agreements in form, substance
                                          and notional amounts acceptable to
                                          Agent and complied with other
                                          conditions to be set forth in the
                                          Financing documentation;

                                    h)    Any "Tooling Receivable" (defined
                                          below) must be subject to an
                                          Obligor-approved Production Part
                                          Approval Process (P-PAP) document; as
                                          used herein, "Tooling Receivable"
                                          means an obligation of

                                       10

                                          an Obligor to pay for (i) tooling or
                                          equipment purchased or built by an
                                          Originator for the purpose of
                                          manufacturing products for such
                                          Obligor or (ii) services rendered in
                                          connection with building tooling for
                                          the purposes of manufacturing products
                                          for such Obligor.

                                    i)    Receivables may not be from an
                                          affiliate of any Originator or the
                                          Seller;

                                    j)    Receivables may not arise with respect
                                          to goods delivered on a "bill and
                                          hold" basis, consigned goods,
                                          unperformed services, "billed but not
                                          yet shipped" goods, "sale or return"
                                          goods or "progress billed" goods;

                                    k)    An invoice and all other necessary
                                          documentation must have been issued
                                          with respect to such Receivables, and
                                          the Originator thereof has fulfilled
                                          all of its obligations in respect
                                          thereof;

                                    l)    A portion of any Receivable will not
                                          be eligible to the extent there is a
                                          warranty reserve arising from a
                                          contractual warranty obligation with
                                          respect to such Receivable;

                                    m)    Receivables may not be subject to or
                                          evidenced by debit memos, except to
                                          the extent that (i) such Receivables
                                          relate to Tooling Receivables,
                                          prototype inventory or steel
                                          surcharges, (ii) the aggregate amount
                                          of such Receivables relating to
                                          Tooling Receivables, prototype
                                          inventory or steel surcharges does not
                                          exceed $10,000,000 at any time and
                                          (iii) such Receivables relating to
                                          Tooling Receivables, prototype
                                          inventory or steel surcharges will
                                          become ineligible if the Seller does
                                          not provide reporting of the debit
                                          memos relating to such Receivables in
                                          form and substance satisfactory to
                                          Agent during any collateral audit; and

                                    n)    Receivables that are from time to time
                                          indicated on the Transferor's records
                                          as "miscellaneous" accounts receivable
                                          will not be eligible.

                                    The criteria listed above are subject to
                                    further amplification and modification after
                                    review of the Receivables portfolio.

OWNERSHIP INTEREST/COLLATERAL:      The Originators and Seller will authorize
                                    the filing of UCC financing statements to
                                    perfect and evidence the interests of the
                                    Seller and the Purchased Interest in the

                                       11

                                    Receivables and related assets, including
                                    but not limited to, contracts evidencing the
                                    Receivables, any collateral, supporting
                                    obligations, credit default swaps with
                                    respect to the Receivables or other
                                    enhancements securing the Receivables, bank
                                    accounts, books and records (collectively,
                                    the "Collateral").

                                    All Collateral will be free and clear of
                                    other liens, claims, and encumbrances,
                                    except for permitted liens and encumbrances
                                    acceptable to Agent.

FEES AND EXPENSES:

COMMITMENT FEE AND
ADMINISTRATIVE FEE:                 Set forth in the Fee Letter

UNUSED FEE:                         Monthly unused fee in an amount equal to 50
                                    basis points per annum on the difference
                                    between average daily Capital and the
                                    Maximum Commitment.

APPLICABLE RATE:                    LIBOR Reference Rate plus 2.25% (the
                                    "Applicable Margin"). The LIBOR Reference
                                    Rate shall be established as the 30-day
                                    LIBOR Rate applicable on the first business
                                    day of each calendar month (determined by
                                    reference to the Telerate Service). The
                                    pricing in the Existing Facility for
                                    "Conduit Purchasers" (as defined therein)
                                    shall be applicable to Purchasers that are
                                    conduits.

DEFAULT YIELD RATE:                 Following a Termination Event, the Default
                                    Yield Rate shall apply, which is the
                                    Applicable Rate plus 2.0% per annum.

OTHER TERMS:

PORTFOLIO REPORTING:                Daily Report: On each day on which the
                                    Seller proposes to sell Receivables to the
                                    Purchasers, by 11:00 am, New York time, the
                                    Master Servicer will deliver to the Agent a
                                    report in form and substance satisfactory to
                                    the Agent summarizing the Receivables
                                    activity for the preceding day (the "Daily
                                    Report"). This report will include a
                                    computation of the Dynamic Advance Rate
                                    based on the Reserve levels determined as of
                                    the prior Month End Report (as defined
                                    below). This report will utilize ineligibles
                                    and reserves calculated on the most recent
                                    Weekly Report (as defined below).

                                    Weekly Report: On the third business day of
                                    each week the Master Servicer will deliver
                                    to the Agent a report in form and substance
                                    satisfactory to the Agent summarizing the
                                    Receivables activity for the preceding

                                       12

                                    weekly period as of the end of the prior
                                    week (the "Weekly Report"); provided,
                                    however, that the Master Servicer will be
                                    required to deliver the Weekly Report only
                                    on the 15th and last day of each month if
                                    and for so long as the Company provides
                                    evidence satisfactory to the Agent that the
                                    Company has borrowing availability of not
                                    less than $30,000,000 under the Company's
                                    senior revolving credit facility at any time
                                    (and in the case of any such transition from
                                    weekly to bi-monthly reporting, the delivery
                                    of the initial bi-monthly Weekly Report
                                    shall not be required if such delivery would
                                    have occurred less than one week after the
                                    delivery of the most recent Weekly Report
                                    prior to such transition). The Weekly Report
                                    will include agings, roll-forwards,
                                    ineligibles and reserve levels.

                                    Monthly Report: The Master Servicer will
                                    deliver to the Agent a monthly report in
                                    form and substance satisfactory to the Agent
                                    summarizing the Receivables portfolio
                                    activity for the preceding period as of the
                                    end of each calendar month no later than the
                                    15th day of the calendar month following
                                    such calendar month end (the "Month End
                                    Report"). The Month End Report will include
                                    agings, roll-forwards, ineligibles and the
                                    computations to determine the Dynamic
                                    Advance Rate and reserve levels.

SYNDICATION:                        The New Facility will be syndicated in
                                    accordance with the Fee Letter.

CONDITIONS PRECEDENT:               The New Facility would be subject to
                                    conditions precedent typical for a
                                    transaction of this kind and would include,
                                    but not be limited to, the following:

                                    a)    Completion of due diligence, legal
                                          review and audit satisfactory to the
                                          Agent of the Receivables and of the
                                          Seller's and the Originators'
                                          operations and operating locations;

                                    b)    Termination of the Existing Facility
                                          and delivery of release and
                                          reconveyance documents and payoff
                                          agreements with respect thereto;

                                    c)    Receipt of customary opinions
                                          (containing customary exceptions and
                                          qualifications) for a transaction of
                                          this nature from (1) Company's general
                                          counsel that are satisfactory to the
                                          Agent that address, among other
                                          things, no conflicts with material
                                          agreements (other than to the extent
                                          opined on by Company's outside
                                          counsel), and (2)

                                       13

                                          Company's outside counsel that are
                                          satisfactory to the Agent that
                                          address, among other things:

                                          i)    true sale;

                                          ii)   non-consolidation of assets;

                                          iii)  no conflicts with other material
                                                debt agreements, laws or
                                                organizational documents;

                                          iv)   perfection; and,

                                          v)    corporate and enforceability
                                                matters and other opinions
                                                customary for transactions of
                                                this type;

                                    d)    Corporate structure, capital
                                          structure, other debt instruments,
                                          material contracts, and governing
                                          documents of the Seller, SPE Member,
                                          the Originators and their affiliates
                                          to be acceptable to the Agent;

                                    e)    Satisfactory cash dominion and
                                          lock-box arrangements, including
                                          without limitation deposit account
                                          control agreements satisfactory to
                                          Agent;

                                    f)    The Agent shall have entered into an
                                          intercreditor agreement (in form and
                                          substance satisfactory to Agent) with
                                          the Lender Agent;

                                    g)    Since the date hereof, no change in
                                          financial or capital market conditions
                                          generally that in the reasonable
                                          judgment of the Agent would have a
                                          material adverse effect on the Agent;
                                          and

                                    h)    Acceptable final documentation.

REPRESENTATIONS AND WARRANTIES:     The Originators, SPE Member, the Servicer
                                    and the Seller would make various
                                    representations and warranties customary for
                                    a transaction of this kind, including, but
                                    not limited to, (a) representations
                                    regarding the Receivables sold at the time
                                    of each sale of Receivables, and (b) such
                                    other representations and warranties as
                                    determined by the Agent following completion
                                    of legal due diligence.

COVENANTS:                          Standard and customary affirmative and
                                    negative covenants for a transaction of this
                                    type will be required of the Seller, SPE
                                    Member, Servicers and Originators.

SERVICER TERMINATION EVENTS:        The Agent shall have the right but not the
                                    obligation to replace any Servicer upon the
                                    occurrence of a Servicer Termination Event.
                                    Such Servicer Termination Events will be
                                    determined following due diligence.

                                       14

TERMINATION EVENTS:                 Should any of the following events (each a
                                    "Termination Event") occur, all new
                                    purchases under the Receivables Purchase and
                                    Service Agreement may, at the Required
                                    Purchasers' (definition to be determined)
                                    discretion, cease and outstandings would
                                    liquidate as receivables are collected. Such
                                    Termination Events will include, but not be
                                    limited to, the following:

                                    a)    The insolvency or the voluntary or
                                          involuntary filing for bankruptcy in
                                          respect of the Seller, SPE Member or
                                          any Originator;

                                    b)    The date that is 90 days prior to the
                                          stated expiration date of any of the
                                          Company's revolving credit facilities;

                                    c)    Violation, default, or breach by the
                                          Seller, the Company or any Originator
                                          of any of its covenants or agreements
                                          in any of the Transaction documents,
                                          including covenants as to the status
                                          of the Seller as "bankruptcy-remote"
                                          and the non-consolidation of the
                                          Seller and the Originators;

                                    d)    Payment default (after giving effect
                                          to any grace period) of any
                                          indebtedness (in excess of a threshold
                                          amount to be determined and excluding
                                          current trade debt) of any Originator
                                          or any affiliate of an Originator or
                                          any other default (after giving effect
                                          to any grace period) of such
                                          Indebtedness that would permit or has
                                          caused acceleration thereof;

                                    e)    Failure of the Agent to hold a fully
                                          perfected first priority security
                                          interest in the Collateral;

                                    f)    Failure to maintain receivable
                                          performance within certain targets to
                                          be mutually agreed upon;

                                    g)    A Servicer Termination Event shall
                                          have occurred;

                                    h)    The Company or any of its Subsidiaries
                                          shall default in the observance or
                                          performance of any of the financial
                                          covenants set forth in Sections 6.13
                                          through 6.16 of the Company's senior
                                          credit agreement (as in effect on this
                                          date and as the same may be hereafter
                                          amended, supplemented or restated); or

                                    i)    Such other Termination Events as
                                          determined by the Agent through due
                                          diligence.

                                       15

INDEMNITIES:                        The Seller and the Originators would provide
                                    standard and customary indemnities for a
                                    transaction of this type.

GOVERNING LAW:                      New York

            --------------------------------------------------------

                                       16

GE Capital's commitment hereunder with respect to the New Facility is subject to the completion by GE Capital, its agents and its counsel of a collateral audit and other due diligence with respect to the Company and its affiliates and their respective Receivables with results satisfactory to GE Capital.

By signing this Commitment Letter, each party hereto acknowledges that this
Commitment Letter and the Fee Letter supersedes any and all discussions and understandings, written or oral, between or among GE Capital and any other person as to the subject matter hereof, including without limitation, any prior commitment letters, the "work letter" dated January 28, 2005 and any draft letters between GE Capital and the Company (collectively, the "Prior Letters").
No amendments, waivers or modifications of this Commitment Letter or any of its contents shall be effective unless expressly set forth in writing and executed by the parties hereto.

This Commitment Letter is being provided to you on the condition that except as required by law (including without limitation any rule or regulation of the
Securities and Exchange Commission), neither it, the Fee Letter, the Prior
Letters nor their contents will be disclosed publicly or privately except to those individuals who are your officers, directors, employees, auditors, lawyers, or advisors who have a need to know as a result of being involved in the Facilities and then only on the condition that such matters may not be further disclosed. No one shall, except as required by law, use the name of, or refer to, GE Capital, or any of its affiliates, in any correspondence, discussions, advertisement or disclosure made in connection with the Facilities without the prior consent of GE Capital. No person, other than the parties signatory hereto, is entitled to rely upon this Commitment Letter or any of its contents.

Regardless of whether the commitments herein are terminated or either Facility closes, the Company agrees to pay upon demand to GE Capital all reasonable out-of-pocket expenses (including all reasonable costs and fees of legal, auditing and other consultants) incurred in connection with this Commitment
Letter, the Fee Letter, the Prior Letters, and evaluation, documentation and negotiation of the Facility and the Transaction, and a field examination fee at market rates plus actual out-of-pocket expenses in connection with the conduct of GE Capital's field audit and due diligence.

Regardless of whether any commitment herein is terminated or either Facility closes, the Company shall indemnify and hold harmless each of GE Capital, its affiliates, and the directors, officers, employees, and representatives of any of them (each, an "Indemnified Person"), from and against all claims, suits, actions, proceedings, losses (including, but not limited to, attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal, except that such fees, disbursements and costs with respect to attorneys shall be payable only with respect to one law firm, local counsel and special regulatory counsel), damages, and liabilities of any kind
(and expenses directly related to such claims, suits, actions, proceedings, losses, damages and liabilities) which may be incurred by, or asserted against, any such Indemnified Person in connection with, or arising out of, this
Commitment Letter, the Fee Letter, the Prior Letters, the Facilities, the
Transaction, any other related financing, documentation, any actions or failures to act in connection therewith, any disputes or environmental liabilities, or any related investigation, litigation, or proceeding (collectively, the
"Indemnified Amounts"), excluding, however, Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct of such Indemnified
Person. Under no circumstances shall GE Capital or any of its affiliates be liable for any punitive, exemplary, consequential or indirect damages which may be alleged to result in connection with this Commitment Letter, the Fee Letter, the Prior Letters, the Transaction, or the Facilities or any other financing, regardless of whether the commitment herein is terminated or the Transaction or either Facility closes.

                                       17

EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,
DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS COMMITMENT LETTER, THE
PRIOR LETTERS, ANY TRANSACTION RELATING HERETO OR THERETO, OR ANY OTHER
INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH
OR THEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO
CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW
YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR
DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS
COMMITMENT LETTER, THE FEE LETTER, THE PRIOR LETTERS, OR THE TRANSACTIONS UNDER
CONSIDERATION, ANY OTHER FINANCING RELATED THERETO, AND ANY INVESTIGATION,
LITIGATION, OR PROCEEDING RELATED TO OR ARISING OUT OF ANY SUCH MATTERS,
PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS
MAY HAVE TO BE HEARD BY A COURT (INCLUDING AN APPELLATE COURT) LOCATED OUTSIDE
OF SUCH JURISDICTION. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN
ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,
AND HEREBY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE BASED UPON LACK OF
PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.

This Commitment Letter is governed by and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in that State.

GE Capital shall have access to all relevant facilities, personnel and accountants, and copies of all documents which GE Capital may request, including business plans, financial statements (actual and pro forma), books, records, and other documents of the Company, each Originator and the Seller.

This Commitment Letter shall be of no force and effect unless on or before 5:00
p.m. Eastern Standard Time on April 2, 2005, this Commitment Letter and the Fee
Letter are executed and delivered by the Company to GE Capital at 1100 Abernathy
Rd., Suite 900, Atlanta, Georgia 30328.

Once this Commitment Letter has been so executed and delivered by the Company,
GE Capital's commitment to provide (a) the Seventh Amendment in accordance with the terms of this Commitment Letter shall cease if the Seventh Amendment does not close for any reason (other than GE Capital's breach of its commitments hereunder), on or before May 15, 2005, (b) the Extension in accordance with the terms of this Commitment Letter shall cease if the Extension does not close for any reason (other than GE Capital's breach of its commitments hereunder), on or before January 1, 2007, and (c) the New Facility in accordance with the terms of this Commitment Letter shall cease if the New Facility does not close for any reason (other than GE Capital's breach of its commitments hereunder), on or before August 15, 2005, and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither GE Capital nor any of its affiliates shall have any liability to any person in connection with its refusal to fund the Seventh Amendment, the Extension or the New Facility or any
portion thereof after such applicable date.

                                       18

Thank you for this opportunity to work with Metaldyne Corporation. We look forward to continuing to work with you towards completing this transaction and expanding GE Capital's relationship with you.

Sincerely,
GENERAL ELECTRIC CAPITAL CORPORATION

By:  /s/ Curtis J. Correa
     -----------------------------------
Name: Curtis J. Correa
Title: Duly Authorized Signatory

AGREED AND ACCEPTED THIS 31ST DAY OF MARCH, 2005.

METALDYNE CORPORATION

By:  /s/ Jeffrey M. Stafeil
     ---------------------------------------
Name:  Jeffrey M. Stafeil
Title:  Executive Vice President and Chief Financial Officer

                                       19

                     Form of Exhibit A to Commitment Letter
                     --------------------------------------

            SECTION 1. Schedule A of the Receivables Transfer Agreement. (a) The
following definitions in Schedule A of the Receivables Transfer Agreement are
hereby amended by replacing or adding, as the case may be, the following defined terms in their entirety:

                "Commitment Expiry Date" shall mean the earliest to occur of (i)
            the date on which all amounts due and owing to the CP Conduit
            Purchasers and the Committed Purchasers under the Receivables
            Transfer Agreement and the other Transaction Documents have been paid in full, (ii) the date on which the Aggregate Commitment has been reduced to zero pursuant to the Receivables Transfer
            Agreement, (iii) The Termination Date, and (iv) April 28, 2006.

                "Credit Default Swap" shall mean

                                       20

                (i) the credit default swap dated as of April 8, 2004 between the Transferor and an Eligible Counterparty with respect to the payment obligations of DaimlerChrysler AG,

                (ii) the credit default swap dated as of April 9, 2004 between the Transferor and an Eligible Counterparty with respect to the payment obligations of Ford Motor Company,

                (iii) the credit default swap dated as of February 13, 2004, between the Transferor and an Eligible Counterparty with respect to the payment obligations of General Motors Corporation, or

                (iv) the credit default swap dated as of [ ], between the
            Transferor and an Eligible Counterparty with respect to the payment obligations of Dana Corporation,

            as applicable, in each case which shall be satisfactory in form, substance, amount and in all other respects to the Administrative
            Agent and each Committed Purchaser, as the same may from time to time be modified, supplemented, amended, extended or replaced as consented to by the Administrative Agent and each Committed
            Purchaser.

                "Dilution Period" shall mean, on any day, a number equal to a fraction, the numerator of which is the sum of all Receivables which arose during the three Settlement Period immediately preceding such day and the denominator of which is the Net
            Receivables Balance.

                "Dilution Ratio" shall mean, as of the last day of each
            Settlement Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Diluted Receivables arising during such Settlement Period and the denominator of which is the aggregate principal amount of all Receivables originated by the Sellers during the Settlement Period three
            Settlement Periods prior to the Settlement Period ended on such day.

                "Loss and Dilution Reserve Ratio" shall mean, on any day, the greater of (a) the sum of (i) 16% plus (ii) the product of (x)
            the average Dilution Ratio over the immediately preceding fiscal
            12-month period and (y) DSO divided by 30, (b) 21% and (c) the sum of the Loss Reserve Ratio plus the Dilution Reserve Ratio.

                "Notional Amount" shall mean (i) with respect to DaimlerChrysler
            AG, an amount up to $12,500,000, (ii) with respect to General
            Motors Corporation, an amount up to $7,500,000, (iii) with respect to Ford Motor Company, an amount up to $20,000,000, and
            (iv) with respect to Dana Corporation, an amount up to
            $5,000,000.

            (b) The definition of "Dilution Reserve Ratio" is hereby amended by
(i) replacing the definition of "e" in its entirety with the following:

                                       21

            e   =   the highest three-month average Dilution Ratio that occurred during the period of 12 consecutive Settlement Periods
                    ending prior to such earlier Settlement Date; and

            (c) The definition of "Eligible Receivable" is hereby amended by (i)
replacing subclause (3) thereto in its entirety with the following:

                (3) the Obligor of which is (A) a United States resident or a resident of a U.S. territory; provided, however, that Receivables of an Obligor which is resident in Canada (excluding residents of the Province of Quebec) shall be deemed to be Eligible
            Receivables (x) if such Receivables would otherwise be Eligible
            Receivables except for the fact that such Obligor is not a United
            States resident or a resident of a U.S. territory and (y) only to the extent the aggregate principal amount of such Receivables does not exceed 5.0% of the Outstanding Balance of all
            Receivables (B) a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) not an Official
            Body or an Affiliate of any of the parties to the Receivables
            Transfer Agreement, (D) not the subject of an Event of
            Bankruptcy, and (E) an Eligible Obligor;

            SECTION 2. Amendments to Section 7.01 of the Receivables Transfer
Agreement. Section 7.01 of the Receivables Transfer Agreement is hereby amended by (i) replacing "2.5%" with "3.00%" in subclause (k) thereto.

            SECTION 3. Amendments to Schedule C of the Receivables Transfer
Agreement. Schedule C of the Receivables Transfer Agreement is hereby amended to read in its entirety as set forth in Schedule C attached to this Amendment.

                                       22

      SCHEDULE C
      ----------

                                          Schedule of Special Obligors
                                          ----------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
Special Obligor                  Percentage Limit                         Conditions
(together with its
Subsidiaries)
-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
New Venture Gear                 12%                                      So long as the long-term rating of
                                                                          Magna International Inc. is at least
                                                                          BBB by S&P.
-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
DaimlerChrysler AG               The lesser of                            DaimlerChrysler AG shall be a Special
                                                                          Obligor until 4/8/05 (the "Daimler
                                 (X) the sum of                           Cutoff Date", as such date may
                                                                          be extended following the purchase of a
                                     (i)    4%, plus                      new Credit Default Swap acceptable to
                                     (ii)   the quotient                  the Administrative Agent) so long as
                                            (expressed as a               the (i) a Credit Default Swap is in full
                                            percentage) of (A)            force and effect with an Eligible
                                            Notional Amount               Counterparty with an expiration date no
                                            of the applicable             earlier than the date which is 90 days after
                                            Credit  Default Swap          the applicable Daimler Cutoff Date and (ii)
                                            divided by (B) the            such Obligor shall be rated at least BBB-
                                            Outstanding  Balance          and Baa3 by S&P and Moody's, respectively.
                                            of Eligible Receivables,

                                 and

                                 (Y) 20%.

-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
General Motors Corporation       The lesser of                            General Motors Corporation shall be a
                                                                          Special Obligor until 4/14/05 the "GM
                                 (X) the sum of                           Cutoff Date", as such date may be extended
                                                                          following the purchase of a new Credit
                                     (iii)  the applicable                Default Swap acceptable to the
                                            percentages set forth         Administrative Agent) so long as (i) a
                                            in the definition of          Credit Default Swap is in full force and
                                            "Concentration Factor"        effect with an EligibleCounterparty with an
                                            if such Obligor was not       expiration date no earlier than the date
                                            a Special Obligor and         which is 90 days after the applicable GM
                                                                          Cutoff Date and (ii) such Obligor shall be
                                      (iv)  the quotient (expressed       rated at least BBB- and Baa3 by S&P and
                                            as a percentage) of (A)       Moody's, respectively.
                                            the Notional Amount of the
                                            applicable Credit Default
                                            Swap divided by (B) the
                                            Outstanding Balance of
                                            Eligible Receivables and,

                                 and

                                 (Y) 15%.

-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
Ford Motor Company               The lesser of                            Ford Motor Company shall be a Special
                                                                          Obligor until 4/9/05 (the "Ford Cutoff
                                 (X) the sum of                           Date", as such date may be extended
                                                                          following the purchase of a new Credit
                                     (v)    the applicable percentages    Default Swap acceptable to the
                                            set forth in the definition   Administrative Agent) so long as (i) a
                                            of "Concentration Factor"     Credit Default Swap is in full force and
                                            if such Obligor was not a     effect with an Eligible Counterparty with an
                                            Special Obligor and           expiration date no earlier date than the
                                                                          date which is 90 days after the applicable
                                     (vi)   the quotient (expressed as a  Ford Cutoff Date and (ii) such Obligor shall
                                            percentage) of (A) the        be rated at least BBB- and Baa3 by S&P and
                                            Notional Amount of the        Moody's, respectively.
                                            applicable Credit Default
                                            Swap divided by  (B) the
                                            Outstanding Balance of
                                            Eligible Receivables and,

                                 and

                                 (Y) 20%.

-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
Dana Corporation                 The lesser of                            Dana Corporation shall be a Special
                                                                          Obligor until [_____](the "Dana Cutoff
                                 (X) the sum of                           Date", as such date may be extended
                                                                          following the purchase of a new Credit
                                     (vii)  the applicable percentages    Default Swap acceptable to the
                                            set forth in the definition   Administrative Agent) so long as (i) a
                                            of "Concentration Factor"     Credit Default Swap is in full force and
                                            if such Obligor was not       effect with an Eligible Counterparty with an
                                            a Special Obligor and         expiration date no earlier date than the
                                                                          date which is 90 days after the applicable
                                     (viii) the quotient (expressed as    Dana Cutoff Date and (ii) such Obligor shall
                                            a percentage) of (A) the      be rated at least BBB- by S&P or Baa3 by
                                            Notional Amount of the        Moody's.
                                            applicable Credit Default
                                            Swap divided by (B) the
                                            Outstanding Balance of
                                            Eligible Receivables and,

                                 and

                                 (Y) 10%.

-------------------------------- ---------------------------------------- ----------------------------------------

-------------------------------- ---------------------------------------- ----------------------------------------
Benteler Automotive Inc          6%
-------------------------------- ---------------------------------------- ----------------------------------------

                                       23

                         Exhibit B to Commitment Letter
                         ------------------------------

                              CONCENTRATION LIMITS
                              --------------------

For any Obligor, at any time, the percentage of the Net Receivables Balance (a)
set forth in the table below for "Base Concentration Limits" adjacent to such
Obligor's senior unsecured long-term debt rating by Standard & Poor's (or the equivalent for Moody's, but applying the lower of the two ratings), or (b) if
Seller has purchased a credit default swap with respect to any Obligor which credit default swap is in full force and effect and in the amount and otherwise on terms and in form and substance acceptable to the Agent, and which such credit default swap has been assigned to the Agent pursuant to an assignment in form and substance acceptable to the Agent and acknowledged by the related seller of protection, set forth in the table below for "Credit Default Swap
Obligors" adjacent to such Obligor's senior unsecured long-term debt rating by
Standard & Poor's (or the equivalent for Moody's, but applying the lower of the two ratings); provided, that the aggregate concentration limit permitted for
Ford Motor Company, Daimler Chrysler and General Motors shall not exceed 55.0%, or (c) if the Agent has otherwise approved a higher limit for specific Obligors, such higher percentage; provided, that in the case of an Obligor with one or more affiliated Obligors, the foregoing concentration limits and the Receivables related thereto shall be treated as if such Obligor and such one or more affiliated Obligors were one Obligor.

                            Base Concentration Limits

--------------------------------------- ----------------------------------------
                RATING                               CONCENTRATION
--------------------------------------- ----------------------------------------
             A- or Better                                20.00%
--------------------------------------- ----------------------------------------
             BBB- to BBB+                                15.00%
--------------------------------------- ----------------------------------------
              BB- to BB+                                 7.50%
--------------------------------------- ----------------------------------------
     Not Rated or lower than BB-                         5.00%
--------------------------------------- ----------------------------------------

                          Credit Default Swap Obligors

------------------------------- ------------------------- ----------------------
             RATING              MAXIMUM CONCENTRATION       DISCOUNT FACTOR
------------------------------- ------------------------- ----------------------
          A- or Better                   30.00%                    0%
------------------------------- ------------------------- ----------------------
          BBB- to BBB+                   25.00%                    0%
------------------------------- ------------------------- ----------------------
           BB- to BB+                    15.00%                    20%
------------------------------- ------------------------- ----------------------
  Not Rated or lower than BB-            5.00%                     50%
------------------------------- ------------------------- ----------------------

As of any date, the Concentration limit for each Credit Default Swap Obligor shall be equal to the lesser of (a) the Maximum Concentration applicable to such
Obligor set forth in the "Credit Default Swap Obligors" table above and (b) an amount equal to (A) the applicable Base Concentration Limit set forth in the
"Base Concentration Limits" table set forth above plus (B) the face value of the applicable credit default swap multiplied by (1.0 minus the Discount Factor), divided by the outstanding balance of the Eligible Receivables at such time.

                                       24